SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549


                            Form 8-K

                         CURRENT REPORT

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 1996
                  Hinsdale Financial Corporation
      (Exact name of registrant as specified in its charter)

    Delaware                 0-20082                36-3811768
(State or other       (Commission File No.)    (I.R.S. Employer
   jurisdiction                               Identification No.)
 of incorporation)




Registrant's telephone number, including area code:  (312) 464-3500




                          Not Applicable
  (Former name or former address, if changed since last report)
PAGE

Item 5.   Other Events.

     Hinsdale Financial Corporation (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") with Liberty Bancorp, Inc. ("Liberty") as of August 2, 1996, which provides, among other things, that (i) Liberty will be merged (the "Merger") with and into the Registrant, with the Registrant as the surviving corporation, which effective upon consummation of the transactions contemplated in the Agreement, will amend its Certificate of Incorporation to operate under the name "Alliance Bancorp" (ii) Liberty Federal Savings Bank, the savings bank subsidiary of Liberty ("Liberty Federal"), will be merged with and into Hinsdale Federal Bank for Savings, the savings bank subsidiary of the Registrant ("Hinsdale Federal") and the resulting bank will operate under the new name of Liberty Federal Bank, (iii) each outstanding share of Liberty common stock issued and outstanding at the effective time of the Merger shall be converted into 1.054 shares of common stock of Alliance Bancorp, and (iv) each share of the Registrant's common stock issued and outstanding immediately prior to the effective time of the Merger shall remain an outstanding share of common stock of Alliance Bancorp. The directors of Registrant and Liberty have entered into agreements to vote shares owned by them in favor of the Merger Agreement.

     In connection with the Agreement, the Registrant and Liberty entered into a Stock Option Agreement in which Liberty granted to the Registrant the option to purchase, under certain conditions, up to 492,927 shares of Liberty common stock at an exercise price of $24.125 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger. The Stock Option Agreement also permits the Registrant to require Liberty to repurchase the option shares.

     Also in connection with the Agreement, the Registrant and Liberty entered into a Stock Option Agreement in which the Registrant granted to Liberty the option to purchase, under certain conditions, up to 535,340 shares of the Registrant's common stock at an exercise price of $23.25 per share. The option is exercisable only upon the occurrence of certain events that would jeopardize completion of the Merger.

     Consummation of the Merger is subject to certain conditions, including the approval of stockholders of each of the Registrant and of Liberty, and the receipt of all required regulatory approvals. It is expected that the Merger will be completed during the first quarter of 1997.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     The following Exhibits are filed as part of this report:

     Exhibit 2 Agreement and Plan of Merger, dated as of August 2, 1996, by and between Hinsdale Financial Corporation and Liberty Bancorp, Inc.; including Exhibits A, B, C & D, thereto.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  HINSDALE FINANCIAL CORPORATION


DATE:  August 16, 1996            By: /s/ Kenne P. Bristol
                                      Kenne P. Bristol
                                      President and Chief
                                       Executive Officer